Exhibit 99.1

For Immediate Release

Contact:    Caspar Tudor, Head of Investor Relations – (508) 482-2429

Waters Corporation (NYSE: WAT) Reports Fourth Quarter

And Full-Year 2022 Financial Results

Highlights

•	Fourth quarter sales of $859 million grew 3% as reported and 9% in constant currency

•	Quarter led by double-digit instrument sales growth. Overall, Industrial grew mid-teens, while growth in all end markets remained robust

•	Strong finish to the year delivered sales growth of 7% as reported and 12% in constant currency for 2022, with double-digit growth across all end-markets and regions

•	After delivering strong commercial execution and revitalizing its portfolio, Waters is entering the next phase of its execution strategy with the acquisition of Wyatt Technology

Milford, Mass., February 15, 2023—Waters Corporation (NYSE: WAT) today announced its financial results for the fourth quarter and full-year 2022.

Sales for the fourth quarter of 2022 were $859 million, an increase of 3% as reported and 9% in constant currency, compared to sales of $836 million for the fourth quarter of 2021.

On a GAAP basis, diluted earnings per share (EPS) for the fourth quarter of 2022 increased to $3.81, compared to $3.52 for the fourth quarter of 2021. On a non-GAAP basis, EPS was $3.84, compared to $3.67 for the fourth quarter of 2021. This includes a headwind of approximately 8% due to unfavorable foreign exchange.

For fiscal year 2022, the Company’s sales were $2,972 million, an increase of 7% as reported and 12% in constant currency, compared to sales of $2,786 million for fiscal year 2021.

On a GAAP basis, EPS for fiscal year 2022 increased to $11.73, compared to $11.17 for fiscal year 2021. On a non-GAAP basis, EPS increased by 7% to $12.02, compared to $11.20 in fiscal year 2021. This includes a headwind of approximately 9% due to unfavorable foreign exchange.

“After closing another very successful year, I would like to thank our Waters colleagues for their continued resilience and focus on innovation. Our results are a true testament to our sustained commercial momentum, revitalized portfolio, and the exceptional team we have in place,” said Dr. Udit Batra, President & CEO, Waters Corporation.

Dr. Batra continued, “2022 ended with an excellent fourth quarter, demonstrating continued strength across our portfolio and end markets. After two years of delivering strong results, we are excited to announce the next step in the execution of our growth strategy with the acquisition of Wyatt Technology.”

Fourth Quarter 2022

During the fourth quarter of 2022, sales into the pharmaceutical market were flat as reported and increased 6% in constant currency, sales into the industrial market increased 8% as reported and 14% in constant currency and sales into the academic and government markets increased 1% as reported and 8% in constant currency.

During the quarter, instrument system sales increased 5% as reported and 10% in constant currency, while recurring revenues, which represent the combination of service and precision chemistries, were flat as reported and increased 7% in constant currency.

Geographically, sales in Asia during the quarter decreased 1% as reported and increased 7% in constant currency (with China sales declining 6% as reported and 3% in constant currency), sales in the Americas increased 8% (with U.S. sales growing 8%) and sales in Europe increased 1% as reported and 11% in constant currency.

Full-Year 2022

For fiscal year 2022, sales into the pharmaceutical market increased 5% as reported and 10% in constant currency, sales into the industrial market increased 10% as reported and 15% in constant currency and sales into the academic and government markets increased 7% as reported and 13% in constant currency.

For fiscal year 2022, instrument system sales increased 11% as reported and 16% in constant currency, while recurring revenues increased 3% as reported and 9% in constant currency.

Geographically, sales in Asia for fiscal year 2022 increased 5% as reported and 12% in constant currency (with China sales growing 8% as reported and 10% in constant currency), sales in the Americas increased 14% (with U.S. sales growing 14%) and sales in Europe were flat as reported and increased 10% in constant currency.

Unless otherwise noted, sales growth and decline percentages are presented on an as-reported basis and are the same as the sales growth and decline percentages presented on a constant currency basis as compared with the same period in the prior year, each of which is detailed in the reconciliation of sales growth rates to constant currency growth rates in the tables below.

A description and reconciliation of GAAP to non-GAAP results appear in the tables below and can be found on the Company’s website www.waters.com in the Investor Relations section.

Full-Year and First Quarter 2023 Financial Guidance

Full-Year 2023 Financial Guidance

The Company expects full-year 2023 organic constant currency sales growth in the range of 5% to 6.5%. Currency translation is expected to decrease full-year organic sales growth by approximately 1%. The Wyatt transaction is expected to increase full-year reported sales growth by 2% to 3%. The resulting full-year 2023 reported sales growth is expected in the range of 6% to 8.5%.

The Company expects full-year 2023 non-GAAP EPS in the range of $12.55 to $12.75, which includes an estimated headwind of approximately 3% due to unfavorable foreign exchange. The Wyatt transaction is expected to temporarily decrease full-year 2023 non-GAAP EPS by approximately 1%. The Company expects the transaction to become accretive to non-GAAP EPS starting in the first quarter of 2024.

Please refer to the tables below for a reconciliation of the projected GAAP to non-GAAP financial outlook for the full-year.

First Quarter 2023 Financial Guidance

The Company expects first quarter 2023 constant currency sales growth in the range of 4% to 6%. Currency translation is expected to decrease first quarter sales growth by approximately 4%.

The Company expects first quarter 2023 non-GAAP EPS in the range of $2.55 to $2.65, which includes an estimated headwind of approximately 6% due to unfavorable foreign exchange.

Please refer to the tables below for a reconciliation of the projected GAAP to non-GAAP financial outlook for the first quarter.

Announcing Acquisition of Wyatt Technology Corporation

The company has also announced today that it has reached an agreement to acquire Wyatt Technology Corporation, a pioneer in innovative light scattering and field-flow fractionation instruments, software, accessories, and services, for $1.36 billion in cash, subject to certain adjustments. The transaction is expected to close in the second quarter of 2023 subject to regulatory approvals and other customary closing conditions. Please see today’s separate release for additional details.

Conference Call Details

Waters Corporation will webcast its fourth quarter and full-year 2022 financial results conference call today, February 15, 2023, at 8:00 a.m. Eastern Time. To listen to the call and see the accompanying slide presentation, please visit www.waters.com, select “Investors” under the “About Waters” section, navigate to “Events & Presentations,” and click on the “Webcast.” A replay will be available through at least March 1, 2023, at midnight Eastern Time on the same website by webcast and also by phone at (888) 293-8913.

About Waters Corporation

Waters Corporation (NYSE: WAT), a global leader in analytical instruments and software, has pioneered chromatography, mass spectrometry and thermal analysis innovations serving the life, materials and food sciences for more than 60 years. With more than 8,200 employees worldwide, Waters operates directly in 35 countries, including 14 manufacturing facilities, and with products available in more than 100 countries. For more information, visit www.waters.com.

Non-GAAP Financial Measures

This press release contains financial measures, such as constant currency growth rate, adjusted operating income, adjusted net income, adjusted earnings per diluted share and adjusted free cash flow, among others, which are considered “non-GAAP” financial measures under applicable U.S. Securities and Exchange Commission rules and regulations. These non-GAAP financial measures should be considered supplemental to, and not a substitute for, financial information prepared in accordance with U.S. generally accepted accounting principles (GAAP). The Company’s definitions of these non-GAAP measures may differ from similarly titled measures used by others. The non-GAAP financial measures used in this press release adjust for specified items that can be highly variable or difficult to predict. The Company generally uses these non-GAAP financial measures to facilitate management’s financial and operational decision-making, including evaluation of the Company’s historical operating results, comparison to competitors’ operating results and determination of management incentive compensation. These non-GAAP financial measures reflect an additional way of viewing aspects of the Company’s operations that, when viewed with GAAP results and the reconciliations to corresponding GAAP financial measures, may provide a more complete understanding of factors and trends affecting the Company’s business. Because non-GAAP financial measures exclude the effect of items that will increase or decrease the Company’s reported results of operations, management strongly encourages investors to review the Company’s consolidated financial statements and publicly filed reports in their entirety. Reconciliations of the non-GAAP financial measures to the most directly comparable GAAP financial measures are included in the tables accompanying this release.

Cautionary Statement

This release contains “forward-looking” statements regarding future results and events. For this purpose, any statements that are not statements of historical fact may be deemed forward-looking statements. Without limiting the foregoing, the words “feels”, “believes”, “anticipates”, “plans”, “expects”, “intends”, “suggests”, “appears”, “estimates”, “projects” and similar expressions, whether in the negative or affirmative, are intended to identify forward-looking statements. The Company’s actual future results may differ significantly from the results discussed in the forward-

looking statements within this release for a variety of reasons, including and without limitation, risks related to the timing of the closing of the transaction, prospects for regulatory approval, the timing and success of integration efforts once the transaction is complete, expectations or ability to realize commercial success, the impact of this transaction, if successful, on the Company’s business, anticipated progress on Waters’ research programs, development of new analytical instruments and associated software or consumables, manufacturing development and capabilities, market prospects for its products and sales and earnings guidance; the effects of the ongoing COVID-19 pandemic on our business, financial condition, results of operations and prospects, including: portions of our global workforce being unable to work fully and/or effectively due to working remotely, illness, quarantines, including the impact from the lockdown in China, government actions, facility closures or other reasons related to the pandemic, increased risks of cyber-attacks resulting from our temporary remote working model, disruptions in our manufacturing capabilities or to our supply chain and distribution network, volatility and uncertainty in global capital markets limiting our ability to access capital, customers being unable to make timely payments for purchases and volatility in demand for our products; foreign currency exchange rate fluctuations potentially affecting translation of the Company’s future non-U.S. operating results, particularly when a foreign currency weakens against the U.S. dollar; the impact on demand for the Company’s products, including delays or disruptions to our distribution network, among the Company’s various market sectors or geographies from economic, sovereign and political conditions and uncertainties, particularly regarding the effect of new or proposed tariff or trade regulations or changes in the interpretation or enforcement of existing regulations; the effect on the Company’s financial results from the United Kingdom exiting the European Union, as well as the Chinese government’s ongoing tightening of restrictions on procurement by government-funded customers; fluctuations in expenditures by the Company’s customers, in particular large pharmaceutical companies; introduction of competing products by other companies and loss of market share; pressures on prices from competitors and/or customers; regulatory, economic and competitive obstacles to new product introductions; lack of acceptance of new products; expansion of our business in developing markets; spending by certain end-markets; ability to obtain alternative sources for components and modules; and the possibility that future sales of new products related to acquisitions, which trigger contingent purchase payments, may exceed the Company’s expectations; other changes in demand for the Company’s products from the effect of mergers and acquisitions by the Company’s customers; increased regulatory burdens as the Company’s business evolves, especially with respect to the U.S. Food and Drug Administration and U.S. Environmental Protection Agency, among others; as well as regulatory, environmental, and logistical obstacles affecting the distribution of the Company’s products, completion of purchase order documentation and the ability of customers to obtain letters of credit or other financing alternatives; shifts in taxable income in jurisdictions with different effective tax rates; the outcome of tax examinations or changes in respective country legislation affecting the Company’s effective tax rate; the effect of the adoption of new accounting standards; the ability to access capital, maintain liquidity and service the Company’s debt in volatile market conditions, including any potential impact on the Company’s operations stemming from sustained inflation, particularly in the U.S., as a large portion of the Company’s cash is held and operating cash flows are generated outside the U.S.; environmental and logistical obstacles affecting the distribution of products and risks associated with lawsuits and other legal actions, particularly involving claims for infringement of patents and other intellectual property rights; and the impact and costs of war, in particular as a result of the ongoing conflict between Russia and Ukraine, and the possibility of further escalation resulting in a new geopolitical and regulatory instability.

Such factors and others are discussed more fully in the sections entitled “Forward-Looking Statements” and “Risk Factors” of the Company’s annual report on Form 10-K for the year ended December 31, 2021, as well as in the sections entitled “Special Note Regarding Forward-Looking Statements” and “Risk Factors” of the Company’s quarterly reports on Form 10-Q for the quarterly periods ended April 2, 2022, July 2, 2022, and October 1, 2022 as filed with the Securities and Exchange Commission (“SEC”), which discussions are incorporated by reference in this release, as updated by the Company’s future filings with the SEC. The forward-looking statements included in this release represent the Company’s estimates or views as of the date of this release and should not be relied upon as representing the Company’s estimates or views as of any date subsequent to the date of this release. Except as required by law, the Company does not assume any obligation to update any forward-looking statements.

Waters Corporation and Subsidiaries

Consolidated Statements of Operations

(In thousands, except per share data)

(Unaudited)

	Three Months Ended		Twelve Months Ended
	December 31, 2022	December 31, 2021	December 31, 2022	December 31, 2021
Net sales	$858,510	$836,449	$2,971,956	$2,785,874
Costs and operating expenses:
Cost of sales	348,190	351,004	1,248,182	1,156,533
Selling and administrative expenses	174,257	173,014	658,026	626,968
Research and development expenses	48,277	43,331	176,190	168,358
Purchased intangibles amortization	1,503	1,735	6,366	7,143
Acquired in-process research and development	—	—	9,797	—
Litigation provision	—	5,165	—	5,165
Operating income	286,283	262,200	873,395	821,707
Other (expense) income, net (a)	(372)	(870)	2,228	17,203
Interest expense, net	(10,415)	(9,010)	(37,777)	(32,717)
Income from operations before income taxes	275,496	252,320	837,846	806,193
Provision for income taxes	48,434	36,081	130,091	113,350
Net income	$227,062	$216,239	$707,755	$692,843
Net income per basic common share	$3.83	$3.55	$11.80	$11.25
Weighted-average number of basic common shares	59,329	60,984	59,985	61,575
Net income per diluted common share	$3.81	$3.52	$11.73	$11.17
Weighted-average number of diluted common shares and equivalents	59,644	61,423	60,331	62,028

(a)

During the twelve months ended December 31, 2021, the Company executed a settlement agreement to resolve patent infringement litigation with Bruker Corporation and Bruker Daltronik GmbH regarding their timsTOF product line. In connection with the settlement, the Company is entitled to receive $10 million in guaranteed payments, including minimum royalty payments, which was recognized within Other income (expense), net in our consolidated statement of operations. During the twelve months ended December 31, 2021, the Company recorded an unrealized gain of $10 million due to an observable change in the fair value of an existing investment the Company does not have the ability to exercise significant influence over.

Waters Corporation and Subsidiaries

Reconciliation of GAAP to Adjusted Non-GAAP

Net Sales by Operating Segments, Products & Services, Geography and Markets

Three Months Ended December 31, 2022 and December 31, 2021

(In thousands)

	Three Months Ended		Percent Change	Current Period Currency Impact	Constant Currency Growth Rate (a)
	December 31, 2022	December 31, 2021
NET SALES - OPERATING SEGMENTS
Waters	$754,753	$742,070	2%	$(44,846)	8%
TA	103,757	94,379	10%	(5,184)	15%

Total	$858,510	$836,449	3%	$(50,030)	9%

NET SALES - PRODUCTS & SERVICES
Instruments	$463,038	$441,229	5%	$(21,067)	10%
Service	255,734	256,489	—	(18,997)	7%
Chemistry	139,738	138,731	1%	(9,966)	8%

Total Recurring	395,472	395,220	—	(28,963)	7%

Total	$858,510	$836,449	3%	$(50,030)	9%

NET SALES - GEOGRAPHY
Asia	$319,465	$321,674	(1%)	$(24,355)	7%
Americas	293,118	271,968	8%	(1,189)	8%
Europe	245,927	242,807	1%	(24,486)	11%

Total	$858,510	$836,449	3%	$(50,030)	9%

NET SALES - MARKETS
Pharmaceutical	$492,763	$491,870	—	$(29,101)	6%
Industrial	267,923	247,320	8%	(14,196)	14%
Academic & Government	97,824	97,259	1%	(6,733)	8%

Total	$858,510	$836,449	3%	$(50,030)	9%

NET SALES - EXCLUDING CHINA
Total Net Sales	$858,510	$836,449	3%	$(50,030)	9%
China Net Sales	165,291	175,098	(6%)	(4,125)	(3%)

Total Net Sales Excluding China	$693,219	$661,351	5%	$(45,905)	12%

(a)

The Company believes that referring to comparable constant currency growth rates is a useful way to evaluate the underlying performance of Waters Corporation’s net sales. Constant currency growth rate, a non-GAAP financial measure, measures the change in net sales between current and prior year periods, ignoring the impact of foreign currency exchange rates during the current period. See description of non-GAAP financial measures contained in this release.

Waters Corporation and Subsidiaries

Reconciliation of GAAP to Adjusted Non-GAAP

Net Sales by Operating Segments, Products & Services, Geography and Markets

Twelve Months Ended December 31, 2022 and December 31, 2021

(In thousands)

	Twelve Months Ended		Percent Change	Current Period Currency Impact	Constant Currency Growth Rate (a)
	December 31, 2022	December 31, 2021
NET SALES - OPERATING SEGMENTS
Waters	$2,626,462	$2,473,083	6%	$(135,337)	12%
TA	345,494	312,791	10%	(16,335)	16%

Total	$2,971,956	$2,785,874	7%	$(151,672)	12%

NET SALES - PRODUCTS & SERVICES
Instruments	$1,462,770	$1,314,861	11%	$(64,522)	16%
Service	983,787	963,804	2%	(60,334)	8%
Chemistry	525,399	507,209	4%	(26,816)	9%

Total Recurring	1,509,186	1,471,013	3%	(87,150)	9%

Total	$2,971,956	$2,785,874	7%	$(151,672)	12%

NET SALES - GEOGRAPHY
Asia	$1,131,743	$1,075,765	5%	$(69,308)	12%
Americas	1,055,635	925,220	14%	(2,440)	14%
Europe	784,578	784,889	—	(79,924)	10%

Total	$2,971,956	$2,785,874	7%	$(151,672)	12%

NET SALES - MARKETS
Pharmaceutical	$1,751,665	$1,667,061	5%	$(90,341)	10%
Industrial	909,805	829,204	10%	(43,867)	15%
Academic & Government	310,486	289,609	7%	(17,464)	13%

Total	$2,971,956	$2,785,874	7%	$(151,672)	12%

NET SALES - EXCLUDING CHINA
Total Net Sales	$2,971,956	$2,785,874	7%	$(151,672)	12%
China Net Sales	565,143	521,128	8%	(5,906)	10%

Total Net Sales Excluding China	$2,406,813	$2,264,746	6%	$(145,766)	13%

(a)

The Company believes that referring to comparable constant currency growth rates is a useful way to evaluate the underlying performance of Waters Corporation’s net sales. Constant currency growth rate, a non-GAAP financial measure, measures the change in net sales between current and prior year periods, ignoring the impact of foreign currency exchange rates during the current period. See description of non-GAAP financial measures contained in this release.

Waters Corporation and Subsidiaries

Reconciliation of GAAP to Adjusted Non-GAAP Financials

Three and Twelve Months Ended December 31, 2022 and December 31, 2021

(In thousands, except per share data)

	Selling & Administrative Expenses(a)	Acquired IPR&D and Research & Development Expenses	Operating Income	Operating Income Percentage	Other Income (Expense)	Income from Operations before Income Taxes	Provision for Income Taxes	Net Income	Diluted Earnings per Share
Three Months Ended December 31, 2022
GAAP	$175,760	$48,277	$286,283	33.3%	$(372)	$275,496	$48,434	$227,062	$3.81
Adjustments:
Purchased intangibles amortization (b)	(1,503)	—	1,503	0.2%	—	1,503	346	1,157	0.02
Restructuring costs and certain other items (d)	(1,364)	—	1,364	0.2%	(120)	1,244	278	966	0.02

Adjusted Non-GAAP	$172,893	$48,277	$289,150	33.7%	$(492)	$278,243	$49,058	$229,185	$3.84

Three Months Ended December 31, 2021
GAAP	$179,914	$43,331	$262,200	31.3%	$(870)	$252,320	$36,081	$216,239	$3.52
Adjustments:
Purchased intangibles amortization (b)	(1,735)	—	1,735	0.2%	—	1,735	392	1,343	0.02
Restructuring costs and certain other items (d)	(3,669)	—	3,669	0.4%	—	3,669	783	2,886	0.05
Pension expenses (e)	—	—	—	—	109	109	33	76	—
Litigation provision (f)	(5,165)	—	5,165	0.6%	—	5,165	1,240	3,925	0.06
Certain income tax items (g)	—	—	—	—	—	—	(653)	653	0.01

Adjusted Non-GAAP	$169,345	$43,331	$272,769	32.6%	$(761)	$262,998	$37,876	$225,122	$3.67

Twelve Months Ended December 31, 2022
GAAP	$664,392	$185,987	$873,395	29.4%	$2,228	$837,846	$130,091	$707,755	$11.73
Adjustments:
Purchased intangibles amortization (b)	(6,366)	—	6,366	0.2%	—	6,366	1,461	4,905	0.08
Acquired in-process research and development (c)	—	(9,797)	9,797	0.3%	—	9,797	2,351	7,446	0.12
Restructuring costs and certain other items (d)	(8,551)	—	8,551	0.3%	(3,273)	5,278	1,186	4,092	0.07
Certain income tax items (g)	—	—	—	—	—	—	(994)	994	0.02

Adjusted Non-GAAP	$649,475	$176,190	$898,109	30.2%	$(1,045)	$859,287	$134,095	$725,192	$12.02

Twelve Months Ended December 31, 2021
GAAP	$639,276	$168,358	$821,707	29.5%	$17,203	$806,193	$113,350	$692,843	$11.17
Adjustments:
Purchased intangibles amortization (b)	(7,143)	—	7,143	0.3%	—	7,143	1,617	5,526	0.09
Restructuring costs and certain other items (d)	(7,338)	—	7,338	0.3%	(9,707)	(2,369)	(779)	(1,590)	(0.03)
Pension expenses (e)	—	—	—	—	(294)	(294)	(74)	(220)	—
Litigation provision and settlement (f)	(5,165)	—	5,165	0.2%	(10,083)	(4,918)	(676)	(4,242)	(0.07)
Certain income tax items (g)	—	—	—	—	—	—	(2,341)	2,341	0.04

Adjusted Non-GAAP	$619,630	$168,358	$841,353	30.2%	$(2,881)	$805,755	$111,097	$694,658	$11.20

(a)	Selling & administrative expenses include purchased intangibles amortization, litigation provisions and settlements and asset impairments.
(b)

The purchased intangibles amortization, a non-cash expense, was excluded to be consistent with how management evaluates the performance of its core business against historical operating results and the operating results of competitors over periods of time.

(c)

Acquired in-process research and development was excluded as it relates to the cost of a licensing arrangement for charge detection mass spectrometry that the Company believes is unusual and not indicative of its normal business operations.

(d)

Restructuring costs, mergers and acquisition costs and certain other items were excluded as the Company believes that the cost to consolidate operations, reduce overhead, acquire companies and certain other income or expense items are not normal and do not represent future ongoing business expenses of a specific function or geographic location of the Company.

(e)	The pension settlement and curtailment expenses associated with certain defined benefit pension plans were excluded as the Company believes these expenses are not indicative of normal operating costs.
(f)	Litigation settlement gains and provisions were excluded as these items are isolated, unpredictable and not expected to recur regularly.
(g)

Certain income tax items were excluded as these non-cash expenses and benefits represent updates in management’s assessment of ongoing examinations or other tax items that are not indicative of the Company’s normal or future income tax expense.

Waters Corporation and Subsidiaries

Preliminary Condensed Unclassified Consolidated Balance Sheets

(In thousands and unaudited)

	December 31, 2022	December 31, 2021
Cash, cash equivalents and investments	$481,391	$569,285
Accounts receivable	722,892	612,648
Inventories	455,710	356,095
Property, plant and equipment, net	582,217	547,913
Intangible assets, net	227,399	242,401
Goodwill	430,328	437,865
Other assets	381,516	328,725
Total assets	$3,281,453	$3,094,932
Notes payable and debt	$1,574,878	$1,513,870
Other liabilities	1,202,087	1,213,508
Total liabilities	2,776,965	2,727,378
Total stockholders’ equity	504,488	367,554
Total liabilities and stockholders’ equity	$3,281,453	$3,094,932

Waters Corporation and Subsidiaries

Preliminary Condensed Consolidated Statements of Cash Flows

Three and Twelve Months Ended December 31, 2022 and December 31, 2021

(In thousands and unaudited)

	Three Months Ended		Twelve Months Ended
	December 31, 2022	December 31, 2021	December 31, 2022	December 31, 2021
Cash flows from operating activities:
Net income	$227,062	$216,239	$707,755	$692,843
Adjustments to reconcile net income to net cash provided by operating activities:
Stock-based compensation	11,635	7,969	42,564	29,918
Depreciation and amortization	31,318	33,754	130,423	131,680
Change in operating assets and liabilities and other, net	(71,306)	(40,024)	(269,081)	(107,167)

Net cash provided by operating activities	198,709	217,938	611,661	747,274
Cash flows from investing activities:
Additions to property, plant, equipment and software capitalization	(62,184)	(44,652)	(175,921)	(161,266)
(Investments in) proceeds from equity investments, net	—	(921)	8,903	(1,788)
Payments for intellectual property licenses	—	—	(7,535)	(7,000)
Net change in investments	—	62,371	66,586	(61,576)

Net cash (used in) provided by investing activities	(62,184)	16,798	(107,967)	(231,630)
Cash flows from financing activities:
Net change in debt	30,000	(100,000)	60,000	151,463
Proceeds from stock plans	6,665	643	42,801	55,643
Purchases of treasury shares	(148,894)	(156,235)	(626,061)	(648,930)
Other cash flow from financing activities, net	783	1,224	13,627	3,549

Net cash used in financing activities	(111,446)	(254,368)	(509,633)	(438,275)
Effect of exchange rate changes on cash and cash equivalents	11,813	(3,836)	(14,766)	(12,830)

Increase (decrease) in cash and cash equivalents	36,892	(23,468)	(20,705)	64,539
Cash and cash equivalents at beginning of period	443,637	524,702	501,234	436,695

Cash and cash equivalents at end of period	$480,529	$501,234	$480,529	$501,234

Reconciliation of GAAP Cash Flows from Operating Activities to Free Cash Flow (a)

Net cash provided by operating activities - GAAP	$198,709	$217,938	$611,661	$747,274
Adjustments:
Additions to property, plant, equipment and software capitalization	(62,184)	(44,652)	(175,921)	(161,266)
Tax reform payments	—	—	38,454	38,454
Litigation settlements paid (received), net	—	5,165	(584)	1,798
Major facility renovations	8,113	9,029	32,079	49,207

Free Cash Flow - Adjusted Non-GAAP	$144,638	$187,480	$505,689	$675,467

(a)

The Company defines free cash flow as net cash flow from operations accounted for under GAAP less capital expenditures and software capitalizations plus or minus any unusual and non recurring items. Free cash flow is not a GAAP measurement and may not be comparable to free cash flow reported by other companies.

Waters Corporation and Subsidiaries

Reconciliation of Projected GAAP to Adjusted Non-GAAP Financial Outlook

	Three Months Ended April 1, 2023			Twelve Months Ended December 31, 2023
	Range			Range
Projected Sales
Organic constant currency sales growth rate (a)	4.0%	—	6.0%	5.0%	—	6.5%
Impact of:
Currency translation	(4.0%)	—	(4.0%)	(1.0%)	—	(1.0%)
Acquisitions	—	—	—	2.0%	—	3.0%

Sales growth rate as reported	0.0%	—	2.0%	6.0%	—	8.5%

	Range			Range
Projected Earnings Per Diluted Share (b)
GAAP earnings per diluted share	$2.52	—	$2.62	$12.60	—	$12.80
Adjustments:
Purchased intangibles amortization	$0.02	—	$0.02	$0.08	—	$0.08
Certain income tax items	$0.01	—	$0.01	$0.02	—	$0.02

Adjusted non-GAAP earnings per diluted share Excluding impact of recently announced acquisitions	$2.55	—	$2.65	$12.70	—	$12.90
Acquisitions	$—	—	$—	$(0.15)	—	$(0.15)

Adjusted non-GAAP earnings per diluted share Including impact of recently announced acquisitions	$2.55	—	$2.65	$12.55	—	$12.75

(a)

Organic constant currency growth rates are a non-GAAP financial measure that measures the change in net sales between current and prior year periods, ignoring the impact of foreign currency exchange rates and revenue from recently announced acquisitions during the current period. These amounts are estimated at the current foreign currency exchange rates and based on the forecasted geographical sales in local currency, as well as an assessment of market conditions as of today, and may differ significantly from actual results.

(b)

Projected earnings per diluted share estimates exclude the impact of certain transaction costs, amortization of purchased intangibles, and other costs related to recently announced acquisitions as the amounts cannot be reasonably estimated as of the date of this press release.

These forward-looking adjustment estimates do not reflect future gains and charges that are inherently difficult to predict and estimate due to their unknown timing, effect and/or significance.